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                                                                   EXHIBIT (5)-2

                                                                  August 7, 1995

Northern Power Wisconsin Corp.
414 Nicollet Mall
Minneapolis, Minnesota 55401

Re:3,900,000 shares of Cumulative Preferred Stock, Par Value $100 Per Share, of
   Northern Power Wisconsin Corp., a Wisconsin corporation

Ladies and Gentlemen:

    I am participating in the proceedings incident to the proposed issuance by Northern Power Wisconsin Corp., a Wisconsin corporation (the "Company"), of up to 3,900,000 shares of its Cumulative Preferred Stock, par value $100 per share (the "Shares"). I have examined all records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion, including the Registration Statement on Form S-4 relating to the Shares to be filed by the Company pursuant to the Securities Act of 1933, as amended.

    Based upon the foregoing and upon my general familiarity with the Company and its affairs, I am of the opinion:

    1. That the Company is a duly organized and validly existing corporation under the laws of the State of Wisconsin and that it is legally qualified and authorized to operate and conduct business in the State of Wisconsin.

    2. When, as and if the Registration Statement on Form S-4 to which this opinion is an exhibit becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, all necessary regulatory and shareholder approvals have been obtained, the Amended and Restated Articles of Incorporation of the Company (described in the Registration Statement) have been duly adopted and become effective, the Shares have been duly issued and delivered, and the consideration for the Shares has been duly received by the Company, all in the manner contemplated by said Registration Statement, the Shares will be legally issued, fully paid, and (subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted) nonassessable shares of preferred stock of the Company.

    I hereby consent to the incorporation of this opinion into said Registration Statement and the reference to me under the heading "Legal Matters" in said Registration Statement.

Respectfully submitted,

/s/ JOHN P. MOORE, JR.